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                               AMENDMENT NO. 1 TO
                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION (this "Amendment") is made as of October 16, 2000, by and among Predictive Systems, Inc., a Delaware corporation ("Acquiror"), Salmon Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), Synet Service Corporation, a Minnesota corporation that will be reincorporated as a Delaware corporation ("Target"), Michael J. Wethington and Bart Greenwood (Messrs. Wethington and Greenwood, the "Principal Stockholders"), and Michael J. Wethington, as Stockholders' Agent.

         WHEREAS, Acquiror, Merger Sub, Target and the Principal Stockholders entered into that certain Agreement and Plan of Reorganization, dated September 25, 2000 (the "Agreement"); and

         WHEREAS, Acquiror, Merger Sub, Target and the Principal Stockholders desire to amend certain provisions of the Agreement as provided below;

         NOW THEREFORE, for good and valuable consideration and in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

         1. Recital A of the Agreement is hereby amended and restated to read as follows:

"A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Target with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

         2. Section 1.1 of the Agreement is hereby amended and restated to read as follows:

"1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("DGCL"), Target shall be merged with and into Merger Sub, the separate corporate existence of Target shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         3. Section 1.6(a)(i) of the Agreement is hereby amended and restated to read as follows:


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"(i) At the Effective Time, the total amount of consideration (consisting of
Acquiror Common Stock valued as set forth below and cash) to be paid by Acquiror (including Acquiror Common Stock to be reserved for issuance upon exercise of unexpired and unexercised options outstanding to purchase Target Common Stock assumed by Acquiror pursuant to 1.6(c), whether vested or unvested ("Target Options")) in exchange for all outstanding shares of Target Common Stock and the assumption of Target Options shall be (A) 2,161,921, multiplied by the closing market price of the Acquiror Common Stock on the trading day immediately preceding the Effective Date as quoted on the Nasdaq National Market (the "Closing Price"), plus (B) nine million dollars ($9,000,000) (such sum, the "Total Consideration"). The maximum consideration to be issued and paid by Acquiror for the Target Common Stock, the assumption of the Target Options and the payment of Target's fees to Robertson Stephens set forth on Schedule 2.20 shall be 2,161,921 shares of Acquiror Common Stock and nine million dollars ($9,000,000) cash."

         4. Section 1.6(a)(iii) and (iv) are hereby amended and restated to read as follows:

"(iii) The Target Class A Stockholder Consideration shall be comprised of (A) four million dollars ($4,000,000), (B) the Pro Rata A Portion multiplied by five million dollars ($5,000,000) (the sum of (A) and (B), the "Class A Cash Consideration"), and (C) a number of shares of Acquiror Common Stock (the "Class A Stock Consideration") obtained by dividing (x) the amount by which the Target Class A Stockholder Consideration exceeds the Class A Cash Consideration by (y) the Closing Price. Notwithstanding the foregoing, the Class A Cash Consideration shall be reduced for purposes of Section 1.6(a)(v) by $618,920.80 (Target's fees payable to Robertson Stephens as set forth on Schedule 2.20) multiplied by the Pro Rata A Portion. The "Pro Rata A Portion" shall be the number of shares of Class A Common Stock outstanding divided by the total number of shares of Target Common Stock outstanding.

(iv) The Target Class B Stockholder Consideration shall be comprised of (A) the Pro Rata B Portion multiplied by five million dollars ($5,000,000) (the "Class B Cash Consideration"), and (B) a number of shares of Acquiror Common Stock (the "Class B Stock Consideration") obtained by dividing (x) the amount by which the Target Class B Stockholder Consideration exceeds the Class B Cash Consideration by (y) the Closing Price. Notwithstanding the foregoing, the Class B Cash Consideration shall be reduced for purposes of Section 1.6(a)(v) by $618,920.80 (Target's fees payable to Robertson Stephens as set forth on Schedule 2.20) multiplied by the Pro Rata B Portion. The "Pro Rata B Portion" shall be the number of shares of Class B Common Stock outstanding divided by the total number of shares of Target Common Stock outstanding.

         5.       Section 1.6(a)(vii) is hereby deleted in its entirety.

         6. Section 1.7(a)(i)(A) shall be amended and restated to read as follows:

"(A) the Closing Price, multiplied by 2,161,921, plus"

         7. Section 5.22 is hereby amended and restated to read as follows:


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"5.22 Subsidiary. All capital stock outstanding of Synet Deutschland
Servicegesellschaft (the "Subsidiary") not owned by Target shall be redeemed prior to the Effective Time such that at the Effective Time, the Subsidiary shall be wholly-owned by Target."

         8. The last sentence of Section 7.3 is hereby amended and restated to read as follows:

"The Surviving Corporation shall pay all fees and expenses of Robertson Stephens set forth on Schedule 2.20 hereto, which amount shall not exceed $618,920.80."

         9. No Other Modification. Except as expressly provided herein, this Amendment does not in any way change, modify, delete or amend any of the provisions of the Agreement, and all such provisions shall remain in full force and effect.

         10. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware.

         11. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                     PREDICTIVE SYSTEMS, INC.


                                     By: /s/ Robert Belau
                                        ----------------------------------------
                                     Name:   Robert Belau
                                     Title:  President



                                     SALMON ACQUISITION CORPORATION


                                     By: /s/ Robert Belau
                                        ----------------------------------------
                                     Name:   Robert Belau
                                     Title:  President



                                     SYNET SERVICE CORPORATION


                                     By:  /s/ Michael J. Wethington
                                        ----------------------------------------
                                     Name:    Michael J. Wethington
                                     Title:   President



                                     PRINCIPAL STOCKHOLDER:

                                         /s/ Michael J. Wethington
                                     -------------------------------------------
                                     Name:   Michael J. Wethington



                                     PRINCIPAL STOCKHOLDER:

                                        /s/ Bart Greenwood
                                     -------------------------------------------
                                     Name:  Bart Greenwood



                                     STOCKHOLDERS' AGENT:

                                       /s/ Michael J. Wethington
                                     -------------------------------------------
                                     Name: Michael J. Wethington